Exhibit 10.26

SECOND AMENDMENT TO

STOCK PURCHASE AGREEMENT

This Second Amendment (“Second Amendment”) to the Agreement (as defined below) is entered into as of December 20, 2018, by Air Industries Group, a Nevada corporation (“Seller”) and CPI Aerostructures, Inc., a New York corporation (“Buyer”). Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Agreement.

WHEREAS, Seller and Buyer have entered into a Stock Purchase Agreement, dated as of March 21, 2018 (the “Agreement”), which provides, among other things, for Buyer to purchase and Seller to sell all of the issued and outstanding shares of capital stock of Welding Metallurgy Inc., a New York corporation; and

WHEREAS, Seller, Buyer, Welding Metallurgy, Inc., and Compac Development Corp. have entered into a stipulation and order, dated October 2, 2018 (“October 2 Stipulation and Order”) in CPI Aerostructures, Inc. v. Air Industries Group, Welding Metallurgy, Inc. and Compac Development Corp., Supreme Court, New York County Index No. 653397/2018 (the “Action”); and

WHEREAS, Hon. Charles E. Ramos of the Supreme Court of the State of New York (the “Court”) caused the October 2 Stipulation and Order to be e-filed with the Court on October 2, 2018; and

WHEREAS, paragraph 6 of the October 2 Stipulation and Order required Seller and Buyer to incorporate the terms of the October 2 Stipulation and Order into an amendment to the Agreement; and

WHEREAS, Buyer and Seller could not agree on text to incorporate the pertinent terms of the October 2 Stipulation and Order into an amendment to the Agreement; and

WHEREAS, pursuant to paragraph 7 of the October 2 Stipulation and Order, the Court retained continuing jurisdiction over the Action for all purposes including, but not limited to, enforcing the terms of such Order; and

WHEREAS, pursuant to paragraph 7 of the October 2 Stipulation and Order, on November 9, 2018 the Court entered a further Order (the “November 9 Order”) establishing the document attached as Exhibit 2 thereto (the “First Amendment”) as an amendment to the Agreement that appropriately incorporates the pertinent terms of the October 2 Stipulation and Order; and

WHEREAS, Hon. Charles E. Ramos of the Supreme Court of the State of New York caused the November 9 Order to be e-filed with the Court on November 9, 2018; and

WHEREAS, Buyer and Seller desire to ratify and confirm the First Amendment, and amend the Agreement to provide for a $300,000 reduction in the Target Working Capital amount and certain other matters; and

WHEREAS, the parties to the Action are entering into a further Stipulation as of December 19, 2018 to be so-ordered by the Court to facilitate the transactions contemplated in the Agreement as amended (the “December 19 Stipulation and Order”).

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Buyer and Seller hereby ratify, confirm and agree to the First Amendment.

2.	At Closing, Seller will deliver to Buyer a duly signed IRS Form 8023.

3.	The reference to “$9,500,000” in the definition of Target Working Capital in Article I of the Agreement is hereby deleted and replaced with “$9,200,000.”

4.	This Second Amendment shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).

5	Except as specifically provided in this Second Amendment, no provision of the Agreement, as previously amended by the First Amendment, is modified, changed, waived, discharged or otherwise terminated, and the Agreement, as amended, shall continue to be in full force and effect. This Second Amendment, together with the First Amendment (together, the “Amendments”) and the Agreement, constitute the entire agreement between the parties with respect to the subject matter hereof, and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. Notwithstanding the previous sentence, the Amendments do not supersede any subject matter of the October 2 Stipulation and Order, the November 9 Order, or the December 19 Stipulation and Order, not expressly provided for in the Amendments including, without limitation, paragraph 7 of the October 2 Stipulation and Order.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed as of the date first written above by their respective duly authorized officers.

AIR INDUSTRIES GROUP

By:	/s/ Michael Recca
Name: Michael Recca
Title: CFO

CPI AEROSTRUCTURES, INC.

By:	/s/ Vincent Palazzolo
Name: Vincent Palazzolo
Title: CFO

AMENDMENT TO

STOCK PURCHASE AGREEMENT

This Amendment (“Amendment”) to the Stock Purchase Agreement identified herein, as of November 9, 2018 is being established pursuant to Order of the Court in the Action identified below. This Amendment is made by and between Air Industries Group, a Nevada corporation (“Seller”) and CPI Aerostructures, Inc., a New York corporation (“Buyer”). Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Agreement (as defined below).

WHEREAS, Seller and Buyer have entered into a Stock Purchase Agreement, dated as of March 21, 2018 (the “Agreement”), which provides, among other things, for Buyer to purchase and Seller to sell all of the issued and outstanding shares of capital stock of Welding Metallurgy Inc., a New York corporation; and

WHEREAS, Seller, Buyer, Welding Metallurgy, Inc., and Compac Development Corp. have entered into a stipulation and order, dated October 2, 2018 (“October 2 Stipulation and Order”) in CPI Aerostructures, Inc. v. Air Industries Group, Welding Metallurgy, Inc. and Compac Development Corp., Supreme Court, New York County Index No. 653397/2018 (the “Action”); and

WHEREAS, Welding Metallurgy, Inc. and Compac Development Corp. are identified in the Agreement as the “Acquired Companies”;

WHEREAS, counsel to Buyer and counsel to Seller and the Acquired Companies, with due authorization, entered into the October 2 Stipulation and Order on behalf of their respective clients; and

WHEREAS, Hon. Charles E. Ramos of the Supreme Court of the State of New York caused the October 2 Stipulation and Order to be e-filed with the Court on October 2, 2018; and

WHEREAS, paragraph 6 of the October 2 Stipulation and Order requires Seller and Buyer to incorporate the terms of the October 2 Stipulation and Order into an amendment to the Agreement; and

WHEREAS, Buyer and Seller could not agree on text to incorporate the pertinent terms of the October 2 Stipulation and Order into an amendment to the Agreement;

WHEREAS, pursuant to paragraph 7 of the October 2 Stipulation and Order, the Court retained continuing jurisdiction over the Action for all purposes including, but not limited to, enforcing the terms of such Order; and

WHEREAS, pursuant to paragraph 7 of the October 2 Stipulation and Order, the Court is entering a further order establishing this document as an amendment to the Agreement that appropriately incorporates the pertinent terms of the October 2 Stipulation and Order,

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. ARTICLE I of the Agreement is amended as follows:

a. The following shall be added to the Agreement as defined terms:

“Amendment” means the Amendment, annexed as Exhibit 2 to an Order of the Court entered in the Action on or around November 9, 2018.

“Buyer’s Fees” has the meaning set forth in Section 5.09.

“October 2 Stipulation and Order” means the October 2 Stipulation and Order, dated October 2, 2018 in CPI Aerostructures, Inc. v. Air Industries Group, Welding Metallurgy, Inc. and Compac Development Corp., Supreme Court, New York County Index No. 653397/2018.

b. the following: b. The definition of “Seller’s Fees” is deleted in its entirety and replaced with

“Seller’s Fees” has the meaning set forth in Section 10 of this Amendment.

2. Section 2.03(b) of the Agreement is amended by adding a new subsection (iii) as follows:

(iii) pay Buyer’s Fees on behalf of Buyer.

3. Section 2.04(a)(i) of the Agreement is amended by (i) deleting the word “and” from subsection (B), (ii) replacing the period at the end of subsection (C) with “; and”, (iii) deleting in its entirety the paragraph after subsection (C) and (iv) adding the following after subsection (C):

(D) either (1) a decrease by the amount, if any, by which the Seller’s Fees are greater than the Buyer’s Fees or (2) an increase by the amount, if any, by which the Buyer’s Fees are greater than the Seller’s Fees.

The net amount after giving effect to the adjustments listed above plus any Contingent Payment payable at Closing, less the Total Escrow Amount shall be the “Closing Date Payment”.

4. Section 2.05 of the Agreement is deleted in its entirety and replaced with the following:

Section 2.05 Closin2. Subject to the terms and conditions of this Agreement, the purchase and sale of the Shares contemplated hereby shall take place at a closing (the “Closing”) to be held at 10:00a.m., Eastern time, on the later of: (i) two Business Days after the last of the conditions to Closing set forth in ARTICLE VII have been satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date) and (ii) 21 calendar days after Buyer’s receipt of the Closing Financial Statements, at the offices of Graubard Miller, 405 Lexington Avenue 11 th Floor, New York, NY 10174, or at such other time or on such other date or at such other place as Seller and Buyer may mutually agree upon in writing (the day on which the Closing takes place being the “Closing Date”).

5. Section 5.02(b) of the Agreement is amended by deleting the phrase “, including such data and information as may be required by Buyer’s Accountants to prepare the Closing Financial Statements and to prepare audited financial statements to comply with Rule 3.05 of Regulation S-X under the Securities Act”.

6. Section 5.09 of the Agreement is deleted in its entirety and replaced with the following:

Section 5.09 Closing Financial Statements. Within 45 calendar days following the date of the October 2 Stipulation and Order, time being of the essence, Seller will provide Buyer with consolidated financial statements of the Acquired Companies consisting of the balance sheet of the Acquired Companies as at December 31, 2017, and the related statements of income, retained earnings, stockholder equity and cash flow for the year then ended, prepared in accordance with GAAP, that have been audited and certified by Sellers Accountants (the “Closing Financial Statements”). Seller’s Accountants’ audit opinion shall be unqualified in all respects, but for the purpose of this Section 5.09, a “going concern” opinion shall be considered unqualified. Seller shall enter into a written agreement with Seller’s Accountants with respect to the audit and certification that shall explicitly provide that Seller’s Accountants consent to Buyer filing the Closing Financial Statements with the Securities and Exchange Commission and Seller will provide Buyer with a copy of such written agreement promptly following execution thereof. Seller and Buyer will share equally all fees and expenses of Seller’s Accountants in connection with the preparation of the Closing Financial Statements. Buyer’s portion of the foregoing fees and expenses are referred to as “Buyer’s Fees.”

7. The references to “Buyer’s Accountants” in Section 5.10 of the Agreement are hereby replaced with “Seller’s Accountants”.

8. Section 7.02(g) of the Agreement is deleted in its entirety and replaced with the following:

(g) Buyer shall have received from Seller’s Accountants the Closing Financial Statements in accordance with Section 5.09.

9. The references to “June 19, 2018” in Sections 9.01(b)(ii) and 9.01(c)(ii) of the Agreement are hereby replaced with “the date that is 21 calendar days after Buyer’s receipt of the Closing Financial Statements”.

10. The parties acknowledge and agree that Seller and Buyer shall share equally all fees and expenses charged by Buyer’s Accountants for services rendered in connection with the preparation of the Closing Financial Statements as provided for in Section 5.09 of the Agreement (as in effect before the execution and delivery of this Amendment). Seller’s portion of the foregoing fees and expenses are referred to as “Seller’s Fees”.

11. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).

12. Except as specifically provided in this Amendment, no provision of the Agreement is modified, changed, waived, discharged or otherwise terminated and the Agreement shall continue to be in full force and effect. This Amendment, together with the Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. Notwithstanding the previous sentence, this Amendment does not supersede any subject matter of the October 2 Stipulation and Order not expressly provided for in this Amendment including, without limitation, paragraph 7 of the October 2 Stipulation and Order. This Amendment does not require execution and delivery because (i) pursuant to Order of the Court, made as of November 9, 2018, the Court is ordering this Amendment made part of the Agreement and, accordingly, (ii) as of November 9, 2018 the amendment is made part of the Agreement and is binding on CPI Aero and Air as parties to the Agreement.

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